Exhibit 5.1

May 27, 2020

HighPoint Resources Corporation
555 17th Street, Suite 3700
Denver, Colorado 80202

Re: Registration Statement on Form S-8

Ladies and Gentlemen:

We have acted as counsel to HighPoint Resources Corporation, a Delaware corporation (the “Company”), in connection with the Company’s preparation and filing with the Securities and Exchange Commission of a Registration Statement on Form S-8 (the “Registration Statement”), pursuant to which the Company is registering under the Securities Act of 1933, as amended (the “Securities Act”), 11,405,000 shares of the Company’s common stock, $0.001 par value (the “Shares”), that may be issuable under the HighPoint Resources Corporation 2012 Equity Incentive Plan, as amended (the “Plan”).

In rendering the opinions below, we have examined and relied on originals or copies, certified or otherwise identified to our satisfaction, of the Company’s Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws, both as currently in effect, and such other documents, corporate records and other instruments, and have made such inquiries as to questions of fact of officers and representatives of the Company and have made such examinations of law, as we have deemed necessary or appropriate for purposes of giving the opinion expressed below. In such examination, we have assumed the genuineness of all signatures, the authenticity of all documents submitted to us as originals, and the conformity with the originals of all documents submitted to us as copies.

We are members of the Bar of the State of Colorado. Our examination of matters of law in connection with the opinions expressed herein has been limited to, and accordingly our opinions herein are limited to, the laws of the State of Colorado and of the Delaware General Corporation Law, including all applicable provisions of the Delaware Constitution and reported judicial decisions interpreting such law. We express no opinion with respect to the laws of any other jurisdiction or of any other law of the State of Delaware.

Based upon the foregoing and subject to the limitations set forth herein, we are of the opinion that the Shares have been duly authorized and, when and to the extent issued in accordance with the Plan and the related award, will be validly issued, fully paid and non-assessable.

We hereby consent to be named in the Registration Statement and to the filing of this opinion as an Exhibit to the aforesaid Registration Statement. In giving this consent, we do not thereby admit that we are within the category of persons whose consent is required under Section 7 of the Securities Act or under the rules and regulations of the Securities and Exchange Commission.

Very truly yours,

/s/ Davis Graham & Stubbs LLP

Davis Graham & Stubbs LLP